                                                                   EXHIBIT 10.11


                                LEASE AGREEMENT

                        LANDLORD:______________________

                               TABLE OF CONTENTS


Article                                       Description                                            Page
-------                 ---------------------------------------------------------------------        -----
                         Term Sheet                                                                    T-1

Exhibit 1                Description of Land                                                           E-1

Exhibit 2                Title Exceptions                                                              E-2

   1                     Premises and Lease Term                                                         1

   2                     Basic Rent and Additional Rent                                                  1

   3                     Taxes, Assessments and Utility Charges                                          2

   4                     Authorized Use                                                                  3

   5                     Insurance                                                                       3

   6                     Remedies in Case of Default                                                     4

   7                     Environmental Assessment                                                        4

   8                     Assignment and Subletting                                                       4

   9                     Indemnification                                                                 5

  10                     Repairs and Maintenance                                                         5

  11                     Early Termination                                                               6

  12                     Notices                                                                         6

  13                     Alterations and Tenant Equipment                                                6

  14                     Right of Each Party to Perform Others' Covenants                                6

  15                     Condemnation                                                                    7

  16                     Quiet Enjoyment                                                                 8

  17                     Holding Over                                                                    8

  18                     Discharge of Lien                                                               8

  19                     Right of First Refusal To Purchase Or Lease                                     8

  20                     Miscellaneous                                                                   9

  21                     Term Sheet; Integration of Documents, Execution                                 9

                                 LEASE AGREEMENT

                                   TERM SHEET


Address of Premises:                 Boomershine Ford, Inc.
                                     ------------------------------------------
                                     3230 Satellite Blvd.
                                     ------------------------------------------
                                     Duluth, GA 30136
                                     ------------------------------------------

Basic Lease Provisions

1. Date of Lease:                     August 11, 1992
                                     ------------------------------------------

2. Landlord:                         Winco, L.P.,
                                     ------------------------------------------
                                     a Georgia Limited Partnership
                                     ------------------------------------------
                                     c/o Boomershine Pontiac-GMAC Truck, Inc.
                                     ------------------------------------------
                                     2150 South Cobb Parkway, S.E.
                                     ------------------------------------------
                                     Smyrna, Georgia 30080
                                     ------------------------------------------
                                     ATTN: Walter Boomershine
                                     ------------------------------------------

3.  Tenant:                          Ford Leasing Development Company
                                     ------------------------------------------


4.  Commencement Date:                      August 11, 1992
                                     ------------------------------------------


5.  Expiration Date:                        August 6, 2017
                                     ------------------------------------------


6.  Basic Rent (initial)                       37,500.00         per month
                                     ------------------------------------------

    Basic Rent may be increased to a maximum of $40,000 per month upon notice by Landlord of a refinancing action requiring monthly mortgage payments in excess of $37,500 per month for a mortgage loan with an amortization period of equal to the Remaining Term of the Lease Agreement (Remaining Term). Landlord shall provide documentation from the lender indicating the amount, term, amortization period, and interest rate of the loan. In the event, that the amortization period is shorter than the Remaining Term, the Basic Rent increase shall be calculated using an amortization period equal to the Remaining Term.


7.  Taxes:

    a) Tax Period:                  Calendar year
                                    -------------------------------------------

    b) Applicable taxes:            Assessed as of the tax status day
                                    -------------------------------------------
                                    (sometimes referred to as the "tax
                                    -------------------------------------------
                                    day," "assessment day," "date of finality,"
                                    -------------------------------------------
                                     etc.) occurring within said calendar year.
                                    -------------------------------------------

                             TERM SHEET (Continued


8.  Notices:

    a)  Landlord:                  Winco, L.P.,
                                   ---------------------------------------
                                   a Georgia Limited Partnership
                                   ---------------------------------------
                                   2150 South Cobb Parkway, SE, Inc.
                                   ---------------------------------------
                                   Smyrna, GA  30080
                                   ---------------------------------------
                                   ATTN:  Mr. Walter F. Boomershine
                                   ---------------------------------------

    b)  Tenant:                    Ford Leasing Development Company
                                   ---------------------------------------
                                   One Parklane Boulevard - Suite 500 East
                                   ---------------------------------------
                                   Dearborn, MI  48216
                                   ---------------------------------------
                                   Attention: Dealership Real Estate
                                   ---------------------------------------

        Copy to:                   Ford Leasing Development Company
                                   ----------------------------------------
                                   The American Road
                                   ----------------------------------------
                                   Dearborn, MI 48121
                                   ----------------------------------------
                                   Attention: Secretary
                                   ----------------------------------------

9.  Actual Cash Value (Insurance)  $4,000,000
                                   ----------------------------------------

10.    The following Articles are hereby added to the Lease Agreement

                                  Article 8.03

     8.03 (d) Landlord shall provide evidence that Winco L.P. and Boomershine Ford, Inc. are under controlled by the same owners, stockholders, or partners as defined in this Section 8.03.

                         Article 22 Option to Purchase

     22.01 During a period expiring on February 8, 1994, Tenant, its successors and assigns shall have the right and option to purchase the Facilities (herein called the Option to Purchase) in accordance with the terms and conditions set forth in a Purchase Agreement dated August 9, 1988 (Purchase Agreement) between Ford Leasing Development company (Seller) and Pat M. Domenicone or his assignees (Purchaser) except that the Purchase Price of the Facilities as provided in the Purchase Agreement shall be increased to $4,000,000.

     22.01 The death of Walter F. Boomershine and subsequent transfer of shares in Winco Limited Partnership and Boomershine Ford, Inc. to members of his immediate family (wife and children) will not be considered an event of option.

                     Article 23 Deferred Option to Purchase

         23.01 During a period commencing February 9, 2005 and terminating February 8, 2006, Tenant, its successors and assigns shall have the right and option to purchase the Facilities (herein called the Deferred Option to Purchase) in accordance with the terms and conditions set forth in a Purchase Agreement dated August 9, 1988 (Purchase Agreement) between Ford Leasing Development Company (Seller) and Pat M. Domenicone or his assignees (Purchaser). The Purchase Agreement provides for the purchase price to be determined by Seller based on the then current fair market value of the Facilities. The purchase price shall be determined using an Appraisal prepared by a member of the Appraisal Institute with MAI or equivalent designation who shall be selected by Ford Leasing Development Company. The appraiser will be instructed to value the property based on the assumption that the Facilities will continue to be used as an automotive dealership.

11. Landlord has provided a copy of an Environmental Assessment to Tenant of the property in accordance with Article 7.

         IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease Agreement to which this Term Sheet is attached by signing and dating this Term Sheet and by initialling the first page of the Lease Agreement.



Landlord:                                    Tenant:

WINCO L.P.,                                  FORD LEASING DEVELOPMENT COMPANY
a Georgia Limited Partnership



by: /s/                                      by: /s/ Arthur Steuer
   ------------------------------                ----------------------------
                                                  Arthur Steuer
its: G.P.                                    its: Assistant Secretary
    -----------------------------                ----------------------------

Date: 8/11/92                                Date: 8/10/92
     ----------------------------                 ---------------------------

                                   EXHIBIT 1

Attached to and a part of the Lease Agreement dated as of the date specified in ITEM 1 OF THE TERM SHEET between the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET and the party (herein called Tenant) identified as Tenant in ITEM 3 OF THE TERM SHEET.


DESCRIPTION OF THE LAND:





ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 206 of the 6th District of Gwinnett County, Georgia, being Lot 3, Block I, of plat of survey of "Unit Eight, Gwinnett Place Regional Mall," prepared by Hayes, James & Associates, J. Dennis Billew, Georgia Registered Land Surveyor No. 2195, dated July 17, 1984, recorded in Plat Book 27, Page 83, Gwinnett County, Georgia Records, and being more particularly described as follows:

BEGINNING at the point of intersection of the southern right-of-way line of Satellite Boulevard (100-foot right-of-way) with the western right-of-way line of Commerce Avenue (the 88-foot right-of-way of Commerce Avenue being widened at this point), and running thence South 21 degrees 18 minutes 00 seconds East along the western right-of-way line of Commerce Avenue 70.71 feet to a point; running thence in a generally southwesterly direction along the western right-of-way line of Commerce Avenue the following courses and distances: South 23 degrees 42 minutes 00 seconds West 98.11 feet to a point; and along the arc of a 910.93 foot radius curve an arc distance of 396.60 feet to a point (said arc being subtended by a chord lying to the northwest of said arc and bearing South 36 degrees 10 minutes 22 seconds West a distance of 393.47 feet); thence leaving said western right-of-way line of Commerce Avenue and running North 41 degrees 21 minutes 17 seconds West 285.00 feet to a point; running thence North 52 degrees 18 minutes 11 seconds West 450.67 feet to a point; running thence North 23 degrees 42 minutes 00 seconds East 303.10 feet to a point on the southern right-of-way line of Satellite Boulevard (100-foot right-of-way); running thence South 66 degrees 18 minutes 00 seconds East along the southern right-of-way line of Satellite Boulevard 730.69 feet to the POINT OF BEGINNING; said tract containing, according to plat of survey hereinabove referred to,
7.155 acres.

TOGETHER WITH all easements benefitting the property conveyed hereby as was acquired by Grantor herein under (i) Grant of Easement by and between Partridge Greene, Inc. and CF-H Gwinnett Associates, dated March 31, 1982, recorded in Deed Book 2357, Page 251, aforesaid records; as amended by Corrected and Restated Grant of Easement between the same parties dated as of March 31, 1982, recorded in Deed Book 2478, Page 422, aforesaid records, and as further amended by First Amendment to Corrected and Restated Grant of Easement between the same parties, dated as of March 31, 1983, recorded in Deed Book 2485, Page 332, aforesaid records.

Being the same property conveyed by Warranty Deed from Partridge Green, Inc.
to Ford Leasing Development Company, dated September 13, 1984, filed for record September 17, 1984 at 9:00 A.M., recorded in Deed Book 2875, page 250, in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia.

                                   EXHIBIT 2

Attached to and a part of the Lease Agreement dated as of the date specified in
ITEM 1 OF THE TERM SHEET between the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET and the party (herein called Tenant) identified as Tenant in ITEM 3 OF THE TERM SHEET.

TITLE EXCEPTIONS RESPECTING THE PREMISES:

     1.  The lien of ad valorem real property taxes and special assignments.

     2. Visible easements and the state of facts an accurate and up to date survey and personal inspections would show.

     3.  Applicable zoning and building laws and regulations.

     4. Recorded building and use restrictions, conditions, covenants, exceptions, leases, easements, and rights and agreements, including without limitation those that may be listed below.

                                LEASE AGREEMENT

LEASE dated as of the date specified in ITEM 1 OF THE TERM SHEET, between the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET and the party (herein called Tenant) identified as Tenant in ITEM 3 OF THE TERM SHEET.

                                    RECITALS

         Landlord has agreed to lease the Premises (hereinafter defined), to Tenant pursuant to the terms, covenants and conditions hereinafter set forth; and additionally Tenant has agreed to sublease the Premises to Landlord or a third party (herein called Dealer) for use as an authorized dealership pursuant to one or more sales and service agreements (herein collectively called Sales Agreements) with Ford Motor Company and/or any of its subsidiaries or affiliates (herein collectively called Ford) pursuant to the terms of a sublease (herein called the Sublease), executed and delivered by Tenant as sublandlord and Dealer as subtenant, simultaneously with the execution and delivery of this Lease. The term Sublease also shall apply to any other sublease covering the Premises executed by Tenant as sublandlord at any time during the Lease Term (hereinafter defined).

                                  WITNESSETH:

         That for and in consideration of these presents and of the mutual covenants and undertakings, the parties agree as follows:

                      ARTICLE 1.  PREMISES AND LEASE TERM

         1.01 Upon and subject to the terms and provisions hereinafter set forth; Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property (herein collectively called the Premises) for the term (herein called the Lease Term) hereinafter provided:

         (a)  the land described in Exhibit 1; and

         (b) all buildings, structures and improvements now or hereafter erected on such land either prior to the Commencement Date (hereinafter defined) or during the Lease Term, and all fixtures, equipment and other property (other than Tenant Equipment as hereinafter defined) now or hereafter installed therein either prior to the Commencement Date or during the Lease Term (all of the foregoing being herein collectively called the Improvements).

         1.02 Except as hereinafter provided, the Lease Term shall commence on the date (herein called the Commencement Date) specified in ITEM 4 OF THE TERM SHEET and shall expire at midnight on the date (herein called the Expiration
Date) specified in ITEM 5 OF THE TERM SHEET.

         1.03 If the Sublease executed and delivered simultaneously with the execution and delivery of this Lease expires or is terminated for any reason during the Lease Term, Tenant at its option may terminate this Lease and all of Tenant's obligations hereunder at any time thereafter upon giving to Landlord not less than 30 days' prior written notice of such termination. Subsequent subletting of the Premises shall not constitute a waiver of Tenant's absolute right to terminate this Lease at any time after the termination of the Sublease.

                   ARTICLE 2.  BASIC RENT AND ADDITIONAL RENT

         2.01 Tenant shall pay to Landlord a net monthly rental (herein called Basic Rent), over and above the other and additional payments to be made by Tenant, in the amount specified in ITEM 6 OF THE TERM SHEET.

         2.02 Basic Rent for the first month or partial month (calculated on the basis of the actual number of days of such partial month of the Lease Term) shall be paid to Landlord on or before the Commencement Date and thereafter each installment of Basic Rent shall be paid on or before the first business day of each and every calendar month during the Lease Term.


                                                                 Initials
                                                               -------------
                                                               Landlord:
                                                               Tenant:

         2.03 Tenant shall pay, as additional rent, all other amounts, liabilities, obligations and other payments which Tenant herein assumes or agrees to pay (herein collectively called Additional Rent). Basic Rent and Additional Rent are herein sometimes collectively called the Rents.

         2.04 Rents shall be remitted to Landlord at the address specified in Section 12.01 or at such other place or to such other person or entity as Landlord from time to time may designate by notice to Tenant; provided however, that Tenant's obligation contained in this Section 2.04 shall be deemed satisfied to the extent of payments made to the holder of any mortgage note upon the Premises.

         2.05 Upon expiration of the Lease Term, Tenant shall remove its goods and effects and peacefully yield up the Premises to the Landlord.

         2.06 If the Lease Term shall terminate prior to its stated expiration date (except pursuant to Section 6.01), then Landlord shall refund to Tenant all Rents paid with respect to periods occurring after the termination of the Lease.


                  ARTICLE 3. TAXES, ASSESSMENTS AND UTILITIES

         3.01 For the purpose of this Lease, "Applicable Taxes" shall mean ad valorem real and personal Property taxes assessed and levied against the Premises and Tenant's Property (hereinafter defined).

         3.02 (a) Tax Period shall mean the period specified in ITEM 7A OF THE TERM SHEET.

         (b) Applicable Taxes shall mean the period specified in ITEM 7B OF THE TERM SHEET.

         3.03 Landlord shall make all arrangements necessary to have the collecting authority send all pertinent tax bills directly to Tenant or its designee. All pertinent tax bills received by Landlord shall be immediately forwarded directly to Tenant or its designee to permit timely remittance in the normal course of business. Landlord shall be fully liable for all interest and penalties reasonably chargeable to its failure to perform as aforesaid.

         3.04 Tenant or its designee shall bear the expense of and remit to the collecting authority Applicable Taxes becoming due and payable during the Lease Term, and Tenant shall furnish to Landlord receipted copies of tax bills when they become available. Tenant shall bear the expense of Applicable Taxes for full Tax Periods during the Lease Term and, additionally, the expense thereof for the Tax Periods in which the Lease Term begins or terminates in the proportion that the number of days the Lease Term exists within each of such Tax Periods bears to the total number of days in such Tax Period. Applicable Taxes remitted by Tenant or its designee but properly the expense of Landlord, as set forth herein, shall be paid to Tenant or its designee by Landlord promptly upon receipt of Tenant's or its designee's written request accompanied by supporting documents.

         3.05 Tenant shall bear the expense of and remit to the collecting authority special assessments applicable to the Premises, but only to the extent that such assessments become due and payable after the termination of the Lease Term shall be the sole responsibility and at the sole expense of Landlord. For purposes of this Section 3.05, payment in installments over the longest possible term shall be deemed to have been elected in any instance where a determinable option so to pay existed, or may exist, notwithstanding that an assessment may have been, or may hereafter be, paid in full, and Tenant shall bear the expense of only such installments as would have become due, payable and delinquent during the Lease Term had the installment option been elected. Landlord agrees to give Tenant timely notice of and an opportunity to participate in all hearings and negotiations regarding special assessments affecting the Premises.

         3.06 Upon written request of Tenant, or its designee, Landlord will arrange meetings with proper tax official for the purposes of negotiating real estate tax assessments against the Premises, and Landlord shall extend to Tenant or its designee a timely opportunity to participate in all such negotiations. Landlord shall not negotiate any assessment, nor concur therein, unless Tenant or its designee has participated as aforesaid, or had declined in writing to do so.

         3.07 Tenant or its designee shall have the unrestricted right in its name, or in the name of Landlord if required, to pursue such administrative and judicial procedures as may be necessary to contest and appeal from any assessment or valuation, and pay under protest any billing of Applicable Taxes or special assessments, all or part of which are borne by Tenant under the terms of this Lease. Landlord agrees to cooperate in all reasonable ways to further any such procedure by Tenant or its designee. Benefits and expenses resulting from any contest with respect to such assessments or Applicable Taxes for Tax Periods in which the Lease Term begins or terminates shall be borne ratably by Tenant or its designee and Landlord in proportion to the amount of the contested Applicable Taxes, or assessments required to be borne by each pursuant to the terms of this Lease in the absence of a contest thereof.

     3.08 Personal property taxes on property located upon the Premises shall be remitted by the owner thereof, and the owner shall file any and all personal property tax returns that may be required in relation thereto. Tenant shall reimburse Landlord, as Additional Rent, for personal property taxes paid by Landlord on property located upon the Premises and used therewith. Reimbursement shall be made within 30 days after paid receipts therefore are delivered by Landlord to Tenant.

     3.09 Tenant shall pay or cause to be paid all changes incurred by Tenant for water, sewer, gas, electricity, light, heat, and power, and for telephone, protective and other communication services, and for all other public or private utility services which are used, rendered or supplied upon, to or in connection with the Premises at any time during the Lease Term.

                           ARTICLE 4.  AUTHORIZED USE

     4.01 Tenant shall use and occupy the Premises only for lawful purposes. Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Premises or any part thereof. Tenant shall not breach or suffer the breach of any enforceable recorded covenants, conditions, agreements or restrictions affecting the Premises, or any part thereof, or the use of the same.

                             ARTICLE 5.  INSURANCE

     5.01 Tenant shall maintain general or public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and the streets and alleys adjoining the Premises, affording protection of at least $3,000,000 single limit per occurrence of loss or damage. Tenant may self-insure for such coverage. All such insurance shall be effected at Tenant's expense under valid and enforceable policies issued by insurers of recognized responsibility which are qualified to do business in the state where the Premises are located. Such policies shall be for a minimum term of one year and insure Landlord and Tenant, as their respective interests may appear and may insure other parties. Each policy or certificate to the extent obtainable, shall contain an agreement by the insurer that such policies shall not be cancelled or substantially modified without at least 30 days' prior notice to Landlord. Originals or duplicate originals of such policies shall be delivered by Tenant to Landlord promptly after the Commencement Date, and similar replacement policies shall be delivered by Tenant to Landlord promptly after receipt.

     5.02 (a) Tenant shall obtain and maintain throughout the Lease Term, fire and broad form extended coverage insurance covering the Premises (i) in an amount not less than the greater of (A) 80% of the then actual cash value of the Improvements, actual cash value being the cost of replacing the Improvements exclusive of the cost of excavation, foundations and footings below the lowest basement floor, less depreciation of the Improvements, (B) the amount which would cause Tenant to be considered a co-insurer under such insurance, and (ii) subject to such deductibles as Tenant shall determine in its reasonable discretion from time to time.

     (b) Actual cash value is deemed to be in the amount specified in Item 9 of the Term Sheet, as of the Commencement Date, and shall at the written request of Landlord be determined from time to time during the Lease Term (but not more frequently than once in any 36 calendar months) by an appraiser, engineer, architect or contractor designated by Tenant, approved in writing by Landlord and paid by Landlord.

     5.03 All such fire and extended coverage insurance shall be effected at Tenant's expense under valid and enforceable policies issued by insurers of Tenant's choice; provided such insurers are of recognized responsibility and are qualified to do business in the State where the Premises are located. Such policies shall name Tenant as sole loss payee and shall insure Landlord and Tenant as their respective interests may appear. Each policy or certificate, to the extent obtainable, shall contain an agreement by the insurer that such policy shall not be cancelled without at least 10 days' prior notice to Landlord. Certificates of such policies shall be delivered by Tenant to Landlord.

     5.04 Notwithstanding anything in this Lease to the contrary, Landlord hereby releases Tenant from any liability or obligation for damage or destruction caused to the Premises or any portion thereof by fire or any other perils that are insured under the fire and extended coverage insurance referred to in this Article, whether or not due to Tenant's negligence.

                    ARTICLE 6.  REMEDIES IN CASE OF DEFAULT

     6.01 If Tenant shall default in its performance of or compliance with any of its obligations under this Lease and such default shall continue for a period of 60 days after notice given by Landlord to Tenant of such default (unless in the case of any default which cannot with due diligence be remedied within such 60 day period, a course of action adequate to remedy the same shall be commenced by Tenant within such period and thereafter shall be prosecuted with diligence and continuity), or if Tenant shall be adjudicated a bankrupt or insolvent or make an assignment for the benefit of creditors, then, in the event of any such situation, Landlord, at its option may lawfully enter into and upon the Premises or any part thereof and repossess the same and evict Tenant and all persons claiming under and through Tenant, and remove any effects, forcibly, if necessary, without being guilty of trespass and without prejudice to any remedies which may be available for arrears of Rents or for Tenant's breach of covenant; and upon entry as aforesaid, this Lease shall terminate and wholly expire. In the case of any such termination, Landlord will use its best efforts to relet the Premises at the best possible rent obtainable and, except for the period subsequent to any termination by Tenant of this Lease and its obligations pursuant to Section 2.03, Tenant shall indemnify Landlord against all loss of rent which Landlord may incur during the remainder of the period which would have been the Lease Term in the absence of such termination.

                      ARTICLE 7.  ENVIRONMENTAL ASSESSMENT

     7.01 An Environmental Assessment of the Premises has been obtained. Both Landlord and Tenant have reviewed the Assessment including any completed remedial work and find the environmental condition acceptable. Landlord hereby agrees that it shall indemnify, defend and save Tenant harmless from and against any and all claims, demands, actions, suits, costs and expenses (including attorneys' fees) (collectively "claims") caused by or arising out of the presence or release of any hazardous substance on or from the Premises, whether or not such claims arose on account of the failure of the Tenant to comply with any environmental laws or regulations, which presence, release or failure to comply occurred, in whole or in part, (a) prior to the Commencement Date or (b) during any Control Period (hereinafter defined).

     7.02 If Landlord receives reimbursement from an insurer or governmental authority for any remediation costs, the monthly Basic Rent shall be appropriately reduced to reflect such reimbursement, less any costs or expenses associated with obtaining such reimbursement.

                     ARTICLE 8.  ASSIGNMENT AND SUBLETTING

     8.01 During the Lease Term, Tenant, without the consent of Landlord, may assign this Lease or any interest herein or sublease all or part of the Premises.

     8.02 During any assignment of this Lease or subleasing of the Premises, Tenant shall remain liable for the payment of the Rents and the performance or observance of all of the covenants, conditions and undertakings of Tenant hereunder.

     8.03 Notwithstanding anything in this Lease to the contrary, during any Control Period within the Lease Term:

     (a) Tenant shall not have any obligation to pay the Rents or to perform any other obligation of Tenant under this Lease unless and until all then due basic rent and additional rent under the Sublease have been paid and all other obligations of the subtenant under the Sublease which arose during such period have been performed; and

     (b) no default of this Lease shall be deemed to have occurred, nor shall Landlord have the right to enforce this Lease against Tenant respecting any circumstances or event which shall have occurred during any Control Period; and

     (c) Landlord shall be and shall remain liable for all obligations of subtenant under the Sublease, including but not limited to Applicable Taxes and repairs and maintenance.

     The term "Control Period" shall mean a period of time which shall commence when the subtenant under the Sublease (i) is the same person or entity as Landlord, (ii) controls or is controlled by Landlord, (iii) along with Landlord is controlled by a third party, or (iv) is a debtor in possession, trustee in bankruptcy or a receiver of the original subtenant, and which shall end 30 days after such affiliations and relationships no longer exist and Landlord so notifies Tenant. For purposes of this Lease, the terms "controls" and "controlled by" shall mean the power, whether or not exercised, to direct, or cause the direction of, the management and/or policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise. There shall be no waiver of the provisions of this Section 8.03 in the event Tenant chooses to make payments or to perform any of the obligations of Tenant under this Lease, and the provisions of this Section shall not affect or diminish the validity of this Lease or Tenant's estate in the Premises created hereby.

                           ARTICLE 9. INDEMNIFICATION

     9.01 Landlord shall indemnify and save harmless Tenant (and anyone claiming under Tenant) against and from any loss, damage, claim, liability, cost and expense (including without limitation reasonable counsel fees and disbursements) which shall be asserted against and incurred by Tenant (or anyone claiming under Tenant) occasioned by or arising from (a) any default by Landlord under this Lease or (b) any negligent or other tortious act of Landlord with respect to the Premises. To the extent that Tenant recovers from the insurance carried pursuant to Section 5.01, Landlord is released from this indemnification.

     9.02 Tenant shall indemnify and save harmless Landlord against and from all loss, damage, claim, liability, cost and expense (including without limitation reasonable counsel fees and disbursements) which shall be asserted against or incurred by Landlord and occasioned by or arising from (a) any default by Tenant under this Lease or (b) any negligent or other tortious act of Tenant with respect to the Premises. To the extent that Landlord recovers from the insurance carried pursuant to Section 5.01, Tenant is released from this indemnification.

                      ARTICLE 10. REPAIRS AND MAINTENANCE

     10.01 Tenant shall make (a) non-structural repairs and replacements to the Improvements necessary to keep and maintain the Improvements in the condition in which they were on the Commencement Date, and (b) repairs and replacements necessitated by Tenant's acts or negligence; except that Tenant shall not be liable for any repairs and replacements required as a result of ordinary wear and tear, or for which Landlord is obligated pursuant to this Article 10. Landlord shall assign and transfer to Tenant any warranty or guaranty received by Landlord from any party who may have supplied labor, or services and/or materials with respect to any portion of the Premises which Tenant is required to repair or replace pursuant to this Lease.

     10.02 Landlord shall make (a) repairs and replacements (other than those which Tenant is obligated to make under the terms of this Lease) which may be necessary to keep and maintain the Improvements in good repair,, order and condition, including without limitation, the roof, exterior walls, concrete floor slabs, foundations, beams, columns, joists, masonry walls and load bearing partitions, and all other structural portions of the buildings, and (b) repairs and replacements, though interior and non-structural, necessitated by Landlord's acts or negligence. Tenant shall permit Landlord to enter upon the Premises at all reasonable times during normal business hours to examine the condition of the Improvements and to make such repairs and replacements thereto as Landlord is required to make pursuant to this Lease. All such repairs and replacements made by Landlord shall be done at such time and in such manner as to cause as little inconvenience and disruption as possible to Tenants business operations in or on the Premises.

     10.03 If the Premises shall be damaged by fire, casualty, act of God or other cause or happening, to an extent which in the reasonable judgement of Tenant impairs the use or occupancy of the Premises as an automobile or truck dealership, the Tenant, in its reasonable discretion, shall have the right, by giving notice to Landlord of any such happening, to terminate this Lease as of the time of such happening; and Tenant's obligation to pay the Rents shall cease and the Rents paid shall be apportioned and the unearned portion shall be refunded to Tenant. In the event this Lease is so terminated, any and all proceeds from the insurance coverage referred to in Section 5.02 and 5.03 shall be assigned to Landlord or the first mortgagees, as the case may be. If Tenant does not elect to terminate this lease, Landlord shall expeditiously rebuild and restore the Premises as nearly as practicable to the condition existing immediately prior to such damage, destruction, demolition or removal and the Rents will abate during the period that Tenant does not use the Premises by reason of such happening or the rebuilding and restoration of the Premises.

     10.04 If the Premises shall be damaged by any aforesaid happening to an extent which in the reasonable judgement of Tenant does not impair the use or occupancy of the Premises as an automobile or truck dealership, then Landlord shall expeditiously rebuild and restore the Premises as nearly as practicable to the condition existing immediately prior to such damage, destruction, demolition or removal and the Rents shall abate pro rata during the period that Tenant is deprived of the use of all or any portion of the Premises by reason of such happening and the rebuilding and restoration of the Premises.

     10.05 Upon the completion of any rebuilding and restoration of the Premises and the receipt by Tenant of a certified statement of the cost thereof, Tenant shall reimburse Landlord for the portion of such costs that are covered by the fire and extended coverage insurance permitted under Section 5.02, less the permitted deductible.

         10.06 If Landlord fails in any of the foregoing events expeditiously, and in any event within nine months from the date of such damage, destruction, demolition or removal, to complete the rebuilding and restoration of the Premises, in addition to the right of Tenant to cause such rebuilding and restoration to be made pursuant to Article 14, Tenant shall have the alternative right by giving notice to Landlord to terminate this Lease as of the date of the happening.

                         ARTICLE 11.  EARLY TERMINATION

         11.01 If any statute, law, ordinance, ruling, order or regulation (herein called Prohibition) now exists or is hereafter enacted prohibiting or substantially impairing any use of the Premises for an automobile and truck sales and service establishment, including without limitation the sale, storage, display, repair and service of all types of new and used motor vehicle (including the outdoor sale, storage and repair work and painting, and engine, chassis and transmission repair work), the sale of such merchandise as is sold ordinarily by an automobile and truck sales and service establishment, then Tenant, at any time thereafter, by giving notice to Landlord may designate a date (which date shall be not later than 60 days after the giving of such notice) on which this Lease and all of Tenant's liability thereunder shall terminate and thereupon, on the date fixed in such notice, this Lease and Tenants' liability hereunder shall terminate as if such date were the date originally fixed in this Lease for the expiration thereof and the Rents shall be adjusted and paid to such date of termination.

         11.02  Upon any termination of this Lease, other than pursuant to
Section 6.01, Landlord and Tenant shall prorate all Rents required to be paid by Tenant hereunder so that the Rents attributable to the periods up to and including the date of any such termination of this Lease shall be borne by Tenant and the Rents attributable to periods from and after date of any such termination of this Lease shall be borne by Landlord. The provisions of this Article shall survive any termination of this Lease.

                              ARTICLE 12.  NOTICES

         12.01 All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid (or if mail service shall be unavailable as the result of a strike or other cause beyond the control of the party required to provide such notice, by air or surface parcel delivery service), addressed as specified in ITEM 8A AND 8B OF THE TERM SHEET or to such other address as either party may designate to the other by written notice. Any notice by certified or registered mail shall be deemed to have been given on the date or certification or registration thereof. Any notice by air or surface parcel delivery shall be deemed to have been given on the date submitted to the carrier for delivery.

                  ARTICLE 13.  ALTERATIONS AND TENANT PROPERTY

         13.01 Tenant, at its expense, may make additions, alterations, and improvements to the Premises and may install therein or thereon fixtures, machinery, equipment and advertising signs (herein collectively called Tenant's Property) without any consent being required of Landlord other than for structural additions, alterations and improvements, and all Tenant's Property (except painting and wall coverings) shall remain Tenant's property, and at Tenant's election, may be removed prior to termination of this Lease; provided, however, that Tenant shall repair any physical damage to the Premises occasioned by removal thereof.

         13.02 In no event shall the Rents be changed because of any additions, improvements, alteration or betterment by Landlord or any other party (including but not limited to Tenant or any subtenant) unless this Lease shall be amended in writing and any adjustment in the Rents specifically stated in the amendment

         ARTICLE 14.  RIGHT OF EACH PARTY TO PERFORM OTHERS' COVENANTS

         14.01 Each party shall have the right at any time, after ten days notice to the other party (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment including but not limited to Applicable Taxes or to perform any act required of such other party under any provision of this Lease, any mortgage note upon the Premises, including without limitation the right of Tenant to cure any default by Landlord under any mortgage note upon the Premises, and in exercising such right, to incur necessary or incidental costs and expenses, including reasonable counsel fees. Nothing herein shall imply any obligation on the part of either party to make any payment or perform any act required of the other party, and the exercise of the right so to do shall not constitute a release of any obligations of a waiver of any default.

       14.02. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed by the other party to the party making and paying the same within ten days after notice, together with interest at the rate of 12% per annum compounded monthly, (or if such amount shall be in excess of the highest rate of interest permitted by law, then at such highest rate permitted by law), from the respective dates of the making of such payments or the incurring of such costs and expenses. In addition to any other rights and remedies available to either party, Landlord shall have, in respect of Tenant's failure to make reimbursement of any amount as aforesaid, the same rights and remedies as in the case of default by Tenant in the payment of Basic Rent, and Tenant shall have, in respect of Landlord's failure to make reimbursement of any amount as aforesaid, including, but not limited to, Applicable Taxes, the right to deduct such amount from the Rents due and payable or to become due and payable hereunder.


                           ARTICLE 15.  CONDEMNATION

       15.01 The term "Taking" shall mean (a) a taking during the Lease Term of all or part of the Premises as a result of condemnation or eminent domain or by agreement between Landlord and the governmental or other body which has the power of condemnation, (b) damage to all or part thereof as of the result of condemnation or eminent domain proceedings, and (c) damage incidental to a public work. The term "Date of Taking" shall mean the date on which title is vested in such authority or the damage is imposed, as the case may be. Landlord shall have the right to prosecute and negotiate any action involving a Taking.

       15.02 Forthwith upon the receipt by Landlord or Tenant of any notice of the institution of any proceeding for a Taking, or for any street widening other than a Taking or any change of grade affecting the Premises or any part thereof, the party receiving such notice shall promptly give notice to the other party to this Lease.

       15.03 In the event of a Taking of either the fee of, or the temporary use of, or a perpetual or temporary easement upon, all of the Premises, the Lease Term, at the election of Tenant, shall expire as the Date of Taking. Such election shall be made by notice to Landlord within 120 days after the Date of Taking.

       15.04 In the event of a Taking or temporary use of, or a perpetual or temporary easement, upon less than all of the Premises, if Tenant, in its reasonable discretion, shall determine that the remaining portions of the Premises cannot be used satisfactorily for all the specific purposes set forth in Section 7.01 and shall forward a notice to Landlord of such determination within 120 days after the Date of Taking, this Lease shall expire as of the Date of the Date of Taking, or, if Tenant shall have remained in possession of the untaken part of the Premises after the Date of Taking, this Lease shall terminate as of the date specified in such notice by Tenant to Landlord. Such date shall be no sooner than the date Tenant vacates the Premises, nor later than the 180th day after the Date of Taking.

       15.05 In the event this Lease shall terminate in accordance with the provisions of Sections 15.03 or 15.04, the aggregate of the awards or other proceeds of the Taking (including any interest in or paid with respect to such award or proceeds) on account of Landlord's and Tenant's interests in the Premises shall be divided between Landlord and Tenant as follows

       (a) Tenant shall be entitled to receive such portion of such awards or proceeds, with the interest thereon, as shall represent (i) the value, immediately prior to the Date of Taking, of Tenant's leasehold estate and Tenant's property so taken, and (ii) damages to the portion of Tenant's Property and leasehold estate not so taken; and

       (b) Landlord shall be entitled to receive the balance of such awards or proceeds, with the interest thereon.

       15.06 In the event of a Taking which does not result in a termination of this Lease by Tenant pursuant to Section 15.03 or 15.04:

       (a) Landlord immediately shall repair and restore the Premises to the condition that existed immediately prior to the Taking (or if the Premises are not capable of being so repaired and restored, then as closely to such condition as is possible and is consistent with the use of the Premises as an automotive dealership);

       (b) the total of the awards or other proceeds of the Taking, with the interest thereon, shall first be used to reimburse Landlord for its actual expenses in restoring or repairing the Premises and the remainder shall be allocated between Landlord and Tenant in the manner prescribed in Section 15.05; and

         (c) this Lease shall remain in full force and effect with respect to the remainder of the Premises, except that Basic Rent, from and after the Date of Taking, shall be equal to the product obtained by multiplying Basic Rent in effect immediately prior to the Date of Taking by a fraction, the numerator of which shall be the fair market value of the Premises immediately following the Date of Taking and the denominator of which shall be the fair market value immediately prior the Date of Taking.

         15.07 In the event of any street widening (other than a Taking) or change of grade affecting the Premises the aggregate of the awards or other proceeds paid in connection therewith (including any interest included in or paid in respect of such awards or proceeds) after deducting the reasonable expenses of Landlord and Tenant in collecting the same, shall be allocated between Landlord and Tenant in the manner prescribed in Section 15.05, and there shall be the same reduction in Basic Rent and recited in Section 15.06.

         15.08 Nothing contained in this Article 15 shall be deemed to give Landlord any interest in any award for any Taking of any Tenant's Property of the property of any subtenant, and all such awards shall belong to Tenant or such subtenant, as the case may be. All claims for any such award may be filed and prosecuted by Tenant or any subtenant, as the case may be.

                          ARTICLE 16.  Quiet Enjoyment

         16.01 Upon Tenant paying the Rents and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Lease Term, subject however, to the provisions of this Lease and to the matters specified in Exhibit 2.

                           ARTICLE 17.  Holding Over

         17.01 Any holding over by Tenant or any assignee or subtenant of Tenant beyond the expiration of the Lease Term shall give rise to a tenancy from month to month at the same Basic Rent payable during the last month of the Lease Term and all other provisions of this Lease shall continue.

                         ARTICLE 18.  Discharge of Lien

         18.01 In the event that the Premises or any part thereof or shall become subject to any vendor's, mechanic's, laborer's, materialman's or other lien, encumbrance or charge based upon the furnishing of materials or labor to or for the benefit of Tenant, at any time during the Lease Term, Tenant shall cause the same at its sole cost and expense, to be satisfied or discharged within 90 days after notice thereof to Tenant given by or on behalf of the lienor.

            ARTICLE 19.  Right of First Refusal To Purchase Or Lease

         19.01 During the Lease Term, Tenant, its successors and assigns, shall have the right and option of first refusal to purchase or lease the Premises (herein called the Right of First Refusal), all upon and subject to the terms and provisions of this Article.

         19.02 Before selling or leasing, directly or indirectly, the whole or any part of the Premises, including any beneficial interest in the Premises, Landlord, its successors and assigns, shall have given notice to Tenant of such proposed sale or lease, together with a true, correct, and complete copy of a contract of sale or purchase agreement or lease, duly executed by the proposed vendee or lessee and by Landlord, as vendor, or lessor containing all other terms and provisions of the proposed sale or lease. Tenant shall have a period of 60 days (after receipt of such notice and such contract of sale, purchase agreement or lease) to purchase or lease the Premises, or the part thereof which is the subject of such contract of sale or purchase agreement or lessee at the same price or rental and upon and subject to the terms and provisions as are contained in such contract of sale or purchase agreement or lease. Tenant may exercise the Right of First Refusal, Landlord may consummate such sale or lease in accordance with the terms and provisions of such contract of sale or purchase agreement or lease. Such sale or lease shall be subject to the Right of First Refusal, which shall continue to be applicable to the Premises until the expiration or termination of this Lease as provided herein.

         19.03 For the purposes of this Article, if Landlord is a corporation or a partnership, a sale shall include a transfer, assignment, pledge or other disposition of (a) all or substantially all the assets of Landlord, or (b) the transfer of a majority of the outstanding voting stock or other ownership interest of Landlord.

                           ARTICLE 20. MISCELLANEOUS

         20.01 Landlord covenants with Tenant that any consent or approval required of Landlord herein shall not be withheld or delayed unreasonably.

         20.02 No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         20.03 The rights and obligations contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives, successors and permitted assigns.

         20.04 If any provision of this Lease or the application thereof to any person or circumstance, to any extent, shall be invalid or unenforceable, the remainder of this Lease, or the application of such provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         20.05 This Lease shall be construed and enforced in accordance with the laws of the State where the Premises are located.

         20.06 This Lease, including the Exhibits, which are made a part of this Lease and the Sublease contain the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, or this Lease, except as expressly set forth herein, and no rights or remedies are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

         20.07 The relationship between the parties hereto is solely that of landlord and tenant and nothing herein contained shall constitute or be construed as establishing any other relationship between them, including, without limitation, the relationship of principal and agent, employer and employee or parties engaged in a partnership or joint venture. Without limiting the foregoing, it is specifically understood that neither party is the agent of the other and neither is in any way empowered to bind the other or to use the name of the other in connection with the construction, maintenance or operation of the Premises, except as otherwise specifically provided herein.

         20.08 Tenant at its option may record this Lease, or at Tenant's or Landlord's request, each party shall execute a short form, notice or memorandum of lease for recording purposes. Landlord shall cooperate with Tenant in every reasonable way to place this Lease (or short form, notice or memorandum, if executed) in recordable form. Landlord shall not record this Lease without Tenant's written consent, but may record a short form, notice or memorandum hereof.

         20.09 All of the covenants and agreements of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         20.10 Unless the context otherwise expressly requires, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, subsection or other subdivision.

         20.11 The headings of the Articles in this Lease are for convenience only and shall not be used to construe or interpret the scope or intent of this Lease or in any way affect the same.

         20.12 Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought; provided, however, no such instrument shall be deemed binding on Tenant unless signed by the President, a Vice President, Secretary or Assistant Secretary of Tenant or by any other person to whom authority to execute any such instrument shall be delegated in writing by any of such officers.

                     ARTICLE 21. TERM SHEET; INTEGRATION OF
                              DOCUMENTS; EXECUTION

         21.01 This Lease consists of this Lease, the Term Sheet, Exhibit I,
Exhibit II and the other Exhibits, if any, specified in the Term Sheet, all of which shall constitute a single agreement. Landlord and Tenant have executed this Lease by signing and dating the Term Sheet and by initialling the first page of this Lease.

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                     LANDLORD: Winco, L.P. a/k/a Winco Ltd.
                               ----------------------------

                               TABLE OF CONTENTS


Article                  Description                                       Page
-------                  -----------                                       ----
                         Term Sheet                                        T-1

Exhibit 1                Description of Land                               E-1

                         Recitals                                            1

                         Witnesseth                                          1

     1                   Definitions                                         1

     2                   Subordination                                       1

     3                   Mortgagee Benefits                                  1

     4                   Tenant Benefits                                     2

     5                   Severability                                        3

     6                   Notices                                             3

     7                   Miscellaneous                                       3

     8                   Term Sheet;  Integration of Documents; Execution    3


             SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                   TERM SHEET

A. Address of Premises:                 3230 Satellite Blvd.
                                        ----------------------------------------
                                        Duluth, Georgia 30316
                                        ----------------------------------------

B. Basic Leas Provisions

   1. Date of Lease:                    August 11, 1992
                                        ----------------------------------------

   2. Landlord:                         Winco, L.P. a/k/a Winco Ltd.
                                        ----------------------------------------
                                        c/o Boomershine Pontiac -
                                        ----------------------------------------
                                        GMAC Truck, Inc.
                                        ----------------------------------------
                                        2150 South Cobb Parkway S.E.
                                        ----------------------------------------
                                        Smyrna, Georgia 30080
                                        ----------------------------------------
                                        ATTN:  Walter Boomershine
                                        ----------------------------------------

   3. Tenant:                           Ford Leasing Development Company
                                        ----------------------------------------

   4. Mortgagee:                        Ford Motor Credit Company
                                        ----------------------------------------

   5. Commencement Date:                August 11, 1992
                                        ----------------------------------------

   6. Loan Amount:                      $4,000,000
                                        ----------------------------------------

   7. Loan Interest Rate:               variable rate with a maximum of 9.75%
                                        ----------------------------------------
                                        and a minimum of 6.5%. At closing, the
                                        ----------------------------------------
                                        rate will be 7.75%.
                                        ----------------------------------------

   8. Notices:

      a) If to Tenant:                  Ford Leasing Development Company
                                        One Parklane Boulevard - Suite 1500 East
                                        Dearborn, MI 48126
                                        Attention:  Dealership Real Estate

         Copy to:                       Ford Leasing Development Company
                                        The American Road
                                        Dearborn, MI 48121
                                        Attention:  Secretary

      b) If to Landlord:                Winco, L.P.
                                        c/o Boomershine Pontiac -
                                        GMAC Truck, Inc.
                                        2150 South Cobb Parkway S.E.
                                        Smyrna, Georgia 30080
                                        ATTN:  Walter Boomershine

     c)   If to Mortgagee:                   Commercial Financing
                                             --------------------------------
                                             Legal Office, Sr. Attorney
                                             --------------------------------
                                             Ford Motor Credit Company
                                             --------------------------------
                                             P.O. Box 6004
                                             --------------------------------
                                             Dearborn, MI 48084
                                             --------------------------------

10.  Main Lease:                             Lease Agreement between Winco,
                                             L.P. as Landlord and Ford Leasing
                                             Development Company as Tenant
                                             dated August 7, 1992

     IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement to which this Term Sheet is attached by signing and dating this Term Sheet and by initialling the first page of the Agreement.

Landlord:                          Tenant:                            Mortgagee:

WINCO, L.P.                        FORD LEASING DEVELOPMENT COMPANY   FORD MOTOR CREDIT COMPANY

by: /s/                            by: /s/ Arthur Steuer              by: /s/
    ----------------------------       ----------------------------       ----------------------------
its: G.P.                          its: Assistant Secretary           its: Branch Manager
    ----------------------------       ----------------------------       ----------------------------
date: 8/11/92                      date: 8-10-92                      date: 8-11-92
     ---------------------------        ---------------------------        ---------------------------

Witness:                           Witness:                           Witness:

/s/                                /s/                                /s/
--------------------------------   --------------------------------   --------------------------------


                                     [SEAL]

STATE OF GEORGIA )
                 )
                 )  SS.
                 )
COUNTY OF        )

         On this the 11th day of August, 1992, before me Marvin M. Tince, the undersigned officer, personally appeared Walter M. Boomershine Jr., who acknowledge himself to be the General Partner of Wince L.P., a Georgia limited partnership, and that he, as such General Partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by himself as General Partner.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of August, 1992.


                                          /s/ Marvin M.Tince
                                          ------------------------
                                          Commission Expires: 6/16/94

STATE OF MICHIGAN )
                  )
                  )  SS.
                  )
COUNTY OF WAYNE   )


         On this the 10 day of August , 1992, before me, Joann Snavley, the undersigned officer, personally appeared Arthur Steuer, who acknowledged himself to be the Assistant Secretary of Ford Leasing Development Company, a Delaware corporation, and that he, as such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Assistant Secretray.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of August, 1992.


                                          /s/ Joann Snavley
                                          ------------------------
                                          Joann Snavley
                                          Notary Public, Wayne Count, MI
                                          My Commission Expires October 11, 1993


STATE OF GEORGIA )
                 )
                 )  SS.
                 )
COUNTY OF FULTON )


         On this the 11 day of August, 1992, before me, Marvin M. Tince, the undersigned officer, personally appeared F.P. Sanders, who acknowledged himself to be the Branch Manager of Ford Leasing Development Company, a Delaware corporation, and that he, as such Branch Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Branch Manager.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of August, 1992.


                                          /s/ Marvin M. Tince
                                          ------------------------
                                          My Commission Expires 6/18/99

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (herein called this Agreement) dated as of the date specified in ITEM 1 OF TERM SHEET among the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET; and the party (herein called Tenant) identified as Tenant in ITEM 3 OF THE TERM SHEET; and the party (herein called Mortgagee) identified as Mortgagee in ITEM 4 OF THE TERM SHEET.


                                    RECITALS

         Landlord and tenant entered into a Lease (hereinafter defined) for a term of 25 years at the rental and upon and subject to the other terms and provisions provided in the Lease; and

         Mortgagee has agreed to make a mortgage loan in the amount identified in ITEM 6 OF THE TERM SHEET to Landlord which is to be evidenced by a promissory note (herein called the Note) in the principal amount of such loan and bearing interest at the rate identified in ITEM 7 OF THE TERM SHEET, which is to be secured by a first lien mortgage or deed of trust (herein called the Mortgage) covering the Premises, (hereinafter described) provided that this Agreement is executed and delivered by Landlord and Tenant;


                                  WITNESSETH:

         Landlord, Tenant, and Mortgagee for an in consideration of these presents and of the mutual covenants herein contained, agree as follows:


                            ARTICLE 1. DEFINITIONS

         1. The following terms shall have the meaning hereinafter specified, unless the context otherwise requires.

         FORECLOSURE PROCEEDINGS shall mean the foreclosure by any means provided for in the Mortgage or at law or in equity, including, without limitation, the taking of possession of the Premises pursuant to the Mortgage.

         LEASE shall mean the lease dated as of the date specified in ITEM 1 OF THE TERM SHEET between Landlord and Tenant covering the Premises.

         MORTGAGEE shall include, after any assignment of the Note and the Mortgage, the then holder of the Note and the Mortgage.

         PREMISES shall mean the property described in Exhibit 1.

         SUBTENANT shall mean the Dealer as defined in the Lease.

                            ARTICLE 2. SUBORDINATION

         2. Tenant agrees that the Lease is and shall continue to be subject and subordinate to the Mortgage and to all extensions, renewals and amendments of the Mortgage, provided that any such extensions, renewals or amendments shall not have the effect of (a) increasing the principal of or the interest rate on the Note or otherwise increasing the indebtedness secured by the Mortgage, and/or (b) changing any term or provision of the Note or the Mortgage so as to make either of them inconsistent or in conflict with the terms and provisions of this Agreement.

                         ARTICLE 3. MORTGAGEE BENEFITS

         3. Tenants agrees for the benefit of Mortgagee as follows:

         (a) Foreclosure Proceedings shall not terminate the Lease. In the event Mortgagee takes possession of the Premises pursuant to any Foreclosure Proceeding, tenant agrees to


                                             -----------------------------
                                                        INITIALS
                                             -----------------------------
                                             Landlord   Tenant  Mortgagee

                                             /s/ MJ     /s/AS   /s/JS

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
                                   EXHIBIT 1

Attached to and a part of the Subordination, Non-Disturbance and Attornment Agreement dated as of the date specified in ITEM 1 OF THE TERM SHEET between the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET, the party (herein called Tenant) identified as tenant in ITEM 3 OF THE TERM SHEET, and the party (herein called Mortgagee) identified as Mortgagee in
ITEM 4 OF THE TERM SHEET.

DESCRIPTION OF THE LAND:

     ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 206 of the 6th District of Gwinnett County, Georgia, being Lot 3, Block I, of plat of survey of "Unit Eight, Gwinnett Place Regional Mall," prepared by Hayes, James & Associates, J. Dennis Billew, Georgia Registered Land Surveyor No. 2195, dated July 17, 1984, recorded in Plat Book 27, Page 83, Gwinnett County, Georgia Records, and being more particularly described as follows:

     BEGINNING at the point of intersection of the southern right-of-way line of Satellite Boulevard (100-foot right-of-way) with the western right-of-way line of Commerce Avenue (the 88-foot right-of-way of Commerce Avenue being widened at this point), and running thence South 21 degrees 18 minutes 00 seconds East along the western right-of-way line of Commerce Avenue 70.71 feet to a point; running thence in a generally southwesterly direction along the western right-of-way line of Commerce Avenue the following courses and distances: South 23 degrees 42 minutes 00 seconds West 98.11 feet to a point; and along the arc of a 910.93 foot radius curve an arc distance of 396.60 feet to a point (said arc being subtended by a chord lying to the northwest of said arc and bearing South 36 degrees 10 minutes 22 seconds West a distance of 393.47 feet); thence leaving said western right-of-way line of Commerce Avenue and running North 41 degrees 21 minutes 17 seconds West 285.00 feet to a point; running thence North 52 degrees 18 minutes 11 seconds West 450.67 feet to a point; running thence North 23 degrees 42 minutes 00 seconds East 303.10 feet to a point on the southern right-of-way line of Satellite Boulevard (100-foot right-of-way); running thence South 66 degrees 18 minutes 00 seconds East along the southern right-of-way line of Satellite Boulevard 730.69 feet to the POINT OF BEGINNING; said tract containing, according to plat of survey hereinabove referred to, 7.155 acres.

     TOGETHER WITH all easements benefitting the property conveyed hereby as was acquired by Grantor herein under (i) Grant of Easement by and between Partridge Greene, Inc. and CF-H Gwinnett Associates, dated March 31, 1982, recorded in Deed Book 2357, Page 251, aforesaid records; as amended by Corrected and Restated Grant of Easement between the same parties dated as of March 31, 1982, recorded in Deed Book 2478, Page 422, aforesaid records, and as further amended by First Amendment to Corrected and Restated Grant of Easement between the same parties, dated as of March 31, 1983, recorded in Deed Book 2485, Page 332, aforesaid records.

     Being the same property conveyed by Warranty Deed from Partridge Green, Inc. to Ford Leasing Development Company, dated September 13, 1984, filed for record September 17, 1984 at 9:00 A.M., recorded in Deed Book 2875, page 250, in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia.

     attorn to Mortgagee and, in the event of any foreclosure sale conducted pursuant to any Foreclosure Proceedings, Tenant agrees to attorn to the purchaser (herein called the Purchaser) at such foreclosure sale.


(b) The terms and provisions of Section 8.03 of the Lease shall be in full force and effect with respect to obligations of Tenant which accrued or derived from a state of facts or conditions which occurred or existed prior to the date of commencement of any Foreclosure Proceedings.

(c) The provisions of Section 8.03 of the Lease shall not be in force and effect to relieve Tenant of its obligations to perform or observe the terms and provisions of the Lease;

     (i) from and after the commencement of any Foreclosure Proceedings, and so long as any such Foreclosure Proceedings as conducted with diligence and good faith by Mortgagee; and

     (ii) at such time as Mortgagee or any purchaser other than a person or entity controlled by or under common control with Landlord and the Subtenant (which terms "controlled by" or "under common control with", as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise) shall become the owner of the Premises pursuant to any Foreclosure Proceedings.

(d) The provisions of paragraph 3(c) of this Agreement shall not constitute a waiver by Tenant of any obligations of the Subtenant under any sublease or of the Landlord under the Lease, nor otherwise relieve either Subtenant of its obligations under any sublease nor Landlord of its obligations under the Lease.

                          ARTICLE 4.  TENANT BENEFITS

4.   Mortgagee hereby agrees for the benefit of Tenant as follows:

(a) Notwithstanding anything to the contrary contained in the Mortgage, the fire and extended coverage insurance on the Premises required by the Lease shall name Tenant as sole loss payee. Tenant in accordance with the terms of the Lease will make available any insurance or condemnation proceeds for the restoration of the building (and other improvements that are part of the Premises) that are damaged or destroyed or taken in any condemnation proceedings.

(b) So long as no default by Tenant under the Lease shall have occurred and be continuing so that Landlord would be entitled to enter into and upon the Premises and repossess the same and evict Tenant and thereby terminate the Lease, the Lease shall continue in full force and effect, and the Lease shall not be terminated, cut off or otherwise disturbed except in accordance with the terms and provisions of the Lease. In the event of a Foreclosure Proceedings, Mortgagee shall not name Tenant as a defendant so as to terminate or disturb the Lease or to obtain a judgement against Tenant in any Foreclosure Proceedings. Any sale conducted pursuant to any Foreclosure Proceeding shall be expressly subject to the Lease, and any purchaser shall assume all duties and obligations of Landlord under the Lease.

(c) Mortgagee agrees to deliver to Tenant copies of any notice of default under the Note or Mortgage or notice of any fact or event which, if not cured, would constitute a default under the Note or Mortgage. Notice of default under the Note or Mortgage shall not be deemed to be effective against Landlord unless and until a copy of such notice shall have been delivered to Tenant, and Tenant shall have the right (but not the obligation) to cure such default within 60 days after the giving of such notice to Tenant or curing any default in the payment of any installment of principal and/or interest and within 90 days for curing any other default.

                            ARTICLE 5. SEVERABILITY

         5. If any provision of this Agreement or the application thereof to any person, entity or circumstance, to any extent, shall be invalid or unenforceable, the remainder of this Agreement and the application of such provision to any person, entity or circumstance other than that as to which is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                               ARTICLE 6. NOTICES

         6. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid (or if mail service shall be unavailable as the result of a strike or other cause beyond the control of the party required to provide such notice, by air or surface parcel delivery service), addressed as specified in ITEM 8A, 8B and 8C of the TERM SHEET or to such other addresses as either party may designate to the other by written notice. Any notice by certified or registered mail shall be deemed to have been given on the date of certification or registration thereof. Any notice by air or surface parcel delivery shall be deemed to have been given on the date submitted to the carrier for delivery.

                            ARTICLE 7. MISCELLANEOUS

         7.1 The rights and obligations hereunder shall be binding upon and shall inure to the parties hereto and their respective personal representative and successors and assigns. This Agreement shall be governed by the laws of the State in which the Premises are located. The headings of the Articles are for convenience only and shall not be used to construe or interpret the scope or intent of this Agreement.

         7.2 Landlord, Tenant and Mortgagee acknowledge receipt of an Environmental Assessment covering the premises.

                     ARTICLE 8. TERM SHEET; INTEGRATION OF
                              DOCUMENTS; EXECUTION

         8. This Agreement consists of this Subordination, Non-disturbance and Attornment Agreement, the Term Sheet, Exhibit I, and other Exhibits, if any, specified in the Term Sheet, all of which shall constitute a single agreement. Landlord, Tenant and Mortgagee have executed this Agreement by signing and dating the Term Sheet and by initialling the first page of this Agreement.




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